UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 14, 2020

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DRQ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2020, the Board of Directors (“Board”) of Dril-Quip, Inc. (“Dril-Quip”) approved the appointment of Jeffrey Bird, who previously served as Senior Vice President — Production Operations and Chief Financial Officer of Dril-Quip, to the position of President and Chief Operating Officer, effective May 14, 2020. In connection with his promotion, Mr. Bird will no longer serve as Dril-Quip’s principal financial officer. Blake T. DeBerry, who previously served as President and Chief Executive Officer of Dril-Quip, will remain Chief Executive Officer and as Dril-Quip’s principal executive officer.

In addition, on May 14, 2020, the Board approved the appointment of Raj Kumar, who previously served as Vice President — Finance and Chief Accounting Officer of Dril-Quip, to the position of Vice President and Chief Financial Officer, effective May 14, 2020. With that appointment, Mr. Kumar will be Dril-Quip’s principal financial and accounting officer.

In connection with such promotions, on May 14, 2020, the Board granted a promotional equity award with a grant date fair market value of $750,000 to Mr. Bird and a promotional equity award with a grant date fair market value of $450,000 to Mr. Kumar. Such awards included: (i) 50% in the form of restricted stock that vests in one-third tranches on October 28th of each of 2020, 2021 and 2022 and (ii) the remaining 50% in the form of performance-based stock units that vest on October 28, 2022 (based on the performance goals previously approved by the Compensation Committee of the Board (the “Committee”) for the three-year performance period ending September 30, 2022), subject to continuous employment with Dril-Quip on the vesting date and the terms and conditions set forth in the 2017 Omnibus Incentive Plan of Dril-Quip and the applicable award agreements, the form of which was previously approved by the Committee. The foregoing summary of such restricted stock awards and performance-based stock awards and the applicable award agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of award agreements, copies of which were filed as Exhibit 10.13 and Exhibit 10.16 to Dril-Quip’s Annual Report on Form 10-K for the year ended December 31, 2017.

In addition, on May 14, 2019, the Board approved an increase in Mr. Kumar’s annual cash incentive target for 2020 from 50% to 75% of his base salary, which increase shall be prorated from May 14, 2020, the date that Mr. Kumar began serving in his new position, but only if the Company determines to pay bonuses for 2020. Further, on May 14, 2020, the Board approved an increase in the annual base salary of Mr. Kumar from $300,000 to $350,000, effective May 14, 2020.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Dril-Quip held on May 14, 2020, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in Dril-Quip’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on March 30, 2020.

Proposal 1—Election of Directors

The following nominees for director were elected to serve three-year terms expiring at the 2023 annual meeting of stockholders by a majority of the votes cast at the annual meeting:

	For	Against	Abstentions	Broker Non- Votes
Blake T. DeBerry	32,279,513	1,054,599	3,785	951,273
John V. Lovoi	31,723,145	1,609,734	5,018	951,273

Proposal 2—Approval of Appointment of Independent Registered Public Accounting Firm

The appointment of PricewaterhouseCoopers LLP as independent registered public accountants for Dril-Quip for 2020 was approved by the majority of the votes cast “for” or “against” the proposal at the meeting:

For	Against	Abstentions	Broker Non-Votes
34,261,822	24,069	3,279	0

Proposal 3—Advisory Vote to Approve Executive Compensation

The advisory vote on the compensation of Dril-Quip’s named executive officers received the affirmative vote of a majority of the votes cast “for” or “against” the proposal at the meeting:

For	Against	Abstentions	Broker Non-Votes
32,497,816	834,742	5,339	951,273

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ James C. Webster
James C. Webster
Vice President — General Counsel and Secretary

Date: May 15, 2020